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                                        FOR IMMEDIATE RELEASE

CONTACTS:
                                        Donald C. Weinberger
T. Kent Smith, Chief Executive Officer  Alisa D. Steinberg (Media)
TEAMSTAFF, INC.                         WOLFE AXELROD WEINBERGER ASSOCIATES, LLC
1545 Peachtree Street                   212-370-4500
Atlanta, GA 30309                       don@wolfeaxelrod.com
866-352-5304                            alisa@wolfeaxelrod.com

                TEAMSTAFF, INC. ANNOUNCES RELOCATION OF CORPORATE
                           HEADQUARTERS TO ATLANTA, GA

ATLANTA, GA - JUNE 22, 2006 - TEAMSTAFF, INC. (NASDAQ: TSTF), a national provider of healthcare staffing, today announced that it relocated its corporate headquarters to Atlanta, GA, effective immediately. TeamStaff's company headquarters is now located in the mid-town Atlanta area at 1545 Peachtree
Street, Suite 340, Atlanta, GA, 30309.

Previously, TeamStaff's headquarters was in Somerset, NJ. The relocation of the
Company's headquarters comes after TeamStaff's sale of DSi in Somerset.
TeamStaff CEO and Atlanta-native T. Kent Smith stated, "One reason for the move of TeamStaff's headquarters is the sale of DSi in Somerset. This move also reflects the change of the Company's geographic focus over the last two years.
We chose the Atlanta Midtown area for airport proximity for our two travel businesses in Clearwater, FL and Memphis, TN and the proximity of our RS
Staffing location in Monroe, GA, which is just outside of Atlanta."

Some of TeamStaff's key executives have a long history in the Atlanta area. Some of those include: Atlanta native and CEO, T. Kent Smith, who joined TeamStaff,
Inc. as the Company's President and CEO in June 2003, and who previously was the
President and CEO of the Honey Baked Ham and Heavenly Ham Companies,
respectively (Atlanta, GA); T. Stephen Johnson, who is the Company's Chairman of
the Board since September 2001 and is a long time banking consultant and Atlanta entrepreneur, advising and organizing dozens of community banks throughout the
Southeast; and Ben J. Dyer, who is a member of the company's board of directors since December 2002 and is currently president of investment banking firm
Jackson Capital and President of Innovations Publishing, LLC, both companies based in Atlanta, GA.

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ABOUT TEAMSTAFF, INC.

Headquartered in Atlanta, GA, TEAMSTAFF serves clients and their employees throughout the United States as a full-service provider of specialized healthcare and administrative staffing primarily serving hospitals while operating through three staffing units. TeamStaff's RS Staffing subsidiary specializes in providing medical and office administration/technical professionals through nationwide schedule contracts with both the General
Services Administration and Veterans Affairs Hospitals. The TeamStaff Rx
subsidiary operates throughout the US and specializes in the supply of `travel'
(typically 13-week assignments) allied medical employees. This business unit's list of over 250 customers includes acute care hospitals and doctor's offices.
TeamStaff's Nursing Innovations unit provides travel nursing nationally and per diem nursing in Memphis, TN only. Both Rx and Nursing Innovations provide temporary-to-permanent nursing and permanent placement services. For more information, visit the TeamStaff web site at www.teamstaff.com.

This press release contains "forward-looking statements" as defined by the
Federal Securities Laws. TeamStaff's actual results could differ materially from those described in such forward-looking statements as a result of certain risk factors and uncertainties, including but not limited to: our ability to continue to recruit qualified temporary and permanent healthcare professionals and administrative staff at reasonable costs; our ability to retain qualified temporary healthcare professionals and administrative staff for multiple assignments at reasonable costs; our ability to attract and retain sales and operational personnel; our ability to enter into contracts with hospitals, healthcare facility clients, affiliated healthcare networks, physician practice groups and the United States government on terms attractive to us and to secure orders related to those contracts; our ability to demonstrate the value of our services to our healthcare and other facility clients; changes in the timing of hospital, healthcare facility clients', physician practice groups' and U.S.
Government orders for and our placement of temporary and permanent healthcare professionals and administrative staff; the general level of patient occupancy at our hospital, healthcare facility clients' and physician practice groups'
facilities; the overall level of demand for services offered by temporary and permanent healthcare staffing providers; the ability of our hospital, healthcare facility and physician practice group clients to retain and increase the productivity of their permanent staff; the variation in pricing of the healthcare facility contracts under which we place temporary and permanent healthcare professionals; our ability to successfully implement our strategic growth, acquisition and integration strategies; our ability to successfully integrate completed acquisitions into our current operations; our ability to manage growth effectively; our ability to leverage our cost structure; the performance of our management information and communication systems; the effect of existing or future government legislation and regulation; our ability to grow and operate our business in compliance with these legislation and regulations;
the impact of medical malpractice and other claims asserted against us; the disruption or adverse impact to our business as a result of a terrorist attack;
our ability to carry out our business strategy; the loss of key officers and management personnel that could adversely affect our ability to remain competitive; other regulatory and tax developments; the effect of recognition by us of an impairment to goodwill; the effect of adjustments by us to accruals for self-insured retentions and other one-time events and other important factors disclosed previously and from time-to-time in TeamStaff's filings with the U.S.
Securities Exchange Commission. These factors are described in further detail in
TeamStaff's filings with the U.S. Securities and Exchange Commission. The information in this release should be considered accurate only as of the date of the release. TeamStaff expressly disclaims any current intention to update any forecasts, estimates or other forward-looking statements contained in this press release.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of
1995: Statements in this press release regarding TeamStaff, Inc.'s business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report or Form 10-K for
the most recently ended fiscal year.

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